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DATED                                                          9th February 1995
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                        CITY & CORPORATE COUNSEL LIMITED

                                    - and -

                      VIDEO BROADCASTING CORPORATION INC.

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                                   UNDERLEASE
                                       of
                      First Floor 14 Soho Square London W1

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                                 MAXWELL BATLEY

                                   SOLICITORS

                        27 CHANCERY LANE LONDON WC2A 1PA
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THIS UNDERLEASE
DATED the Ninth day of February 1995

BETWEEN: CITY & CORPORATE COUNSEL whose registered office is at 61 Charterhouse Street London EC1M 6HS ("the Landlord") and VIDEO BROADCASTING CORPORATION INC. a company incorporated in Delaware whose registered office is at 708 Third Avenue New York NY 10017 United States of America ("the Tenant")

1.   DEFINITIONS

     In this sub-Lease the following expressions shall have the following meanings:

(a)   "Building"                    means all that property situated 14 Soho
                                    Square London W1 together with the buildings erected thereon or on some part thereof comprising a lower ground, ground and first second third and fourth floors and including terraces and other external area ALL of which is now known as 14 Soho Square London
                                    W1 together with the appurtenances thereto belonging and the fixtures and fittings in the nature of


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                                    landlord's fixtures and fittings and
                                    including all carpets blinds curtains and all fitted cupboards presently at the Building

(b)   "the Common Parts"            means the entrance hall lift and staircase
                                    leading from the ground to the third floor

(c)   "the Conducting Media"        means drains sewers conduits flues gutters
                                    gullies channels ducts shafts watercourses pipes cables wires and mains or any of them in or passing through the Building or some part thereof except insofar as the same exclusively serve the Demised
                                    Premises

(d)   "the Demised Premises"        shall mean the first floor at the Building
                                    including:

   (i) the interior faces of all structural walls and columns bounding or within the Demised Premises

   (ii) the whole of any non-structural wall which falls within the Demised Premises and one



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                                    half in width or any non-structural wall
                                    which bounds the Demised Premises

   (iii) the floor screwed down to the joists or other structural parts supporting the flooring of the Demised Premises and plaster to the walls and floor and wall finishes

   (iv) the interior face of the structure of the ceiling to the Demised Premises and the whole of any false and/or suspended ceilings and the voids between the ceilings and false ceilings therein

   (v) all window and doors including the frames and fittings thereof

   (vi) all sprinkler apparatus (if any) water and sanitary fittings stopcocks cisterns radiators apparatus and equipment for air extraction and all air water electricity gas and other service wires ducts pipes conduits fixings and conducting media which solely serve the Demised Premises




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   (vii)                            all additional alterations and improvements
                                    which may be carried out during the Term together with the Landlord's fixtures and fittings as listed on the Inventory

(e)   "the Inventory"               means the attached list of all Landlord's
                                    fixtures and fittings

(f)   "the Lease"                   means the Lease dated 21st May 1990
                                    between Astonford Investments Limited (1) and the Landlord (2) whereby the Superior
                                    Landlord granted the Tenant a Lease of the Building

(g)   "the Superior Landlord"       means Astonford Investments Limited and its
                                    successors in title and the reversioner for the time being immediately expectant on the term hereby granted

All other defined words and phrases shall have the meanings attributed to them in the Lease

2. In consideration of the rents and the Tenant's covenants hereinafter reserved and contained the Landlord demises unto the Tenant the Demised Premises



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                 INVENTORY OF LANDLORD'S FIXTURES AND FITTINGS

FIRST FLOOR

Suspended ceiling with 14 inset fluorescent Light fittings and diffusers.

Secondary glazing to front elevation windows.

2 ranges of fitted Cupboards.

7 "versamtemp" wall mounted Air Conditioning units with fresh air and extract ducting in ceiling.

Green patterned Carpet as laid.


Perimeter compartment electrical trunking system.

1 water Fire extinguisher.
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     TOGETHER WITH the rights specified in the First Schedule hereto excepting and reserving unto the Landlord the rights specified in the First Schedule to the Lease to hold the Demised Premises unto the Tenant from the 14th day of November 1994 to the 23rd day of June 1999 subject (i) to the matters referred to in the Second Schedule to the Lease so far as the same are still subsisting and capable of taking effect and (ii) to the proviso for re-entry herein contained YIELDING AND PAYING therefor during the term:-

     FIRSTLY

     (i) in respect of the period from the 14th day of November 1994 to the 20th day of April 1995 the rent of a peppercorn (if demanded) and

     (ii) in respect of the period the 21st day of April 1995 to the 23rd day of June 1995 the annual rent of (pound)33,000 such rent to be inclusive of uniform business rate and water rates electricity charges normal office cleaning to the same standard as supplied to the Building and use of the reception services at the Building during normal office hours and

     (iii)in respect of the period from the 24th day of June 1995 to the 23rd day of June 1997 the annual rent of (pound)26,040 exclusive of rates and all other outgoings and
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     (iv) thereafter with effect from the 24th June 1997 the annual rent of
          (pound)29,760 exclusive of rates and all other outgoings.

     SECONDLY with effect from the 24th June 1995 by way of additional rent the Tenant's Proportion of the Service Expenses as defined in and in accordance with the provisions of the Second Schedule hereto

     THIRDLY by way of additional rent a sum or sums of money equal to

     (a) 21.41 per cent of all amounts expended or incurred from time to time by the Landlord (i) in paying the insurance rent secondly reserved by the Lease in respect of insurance of the Building from and against the Insured Risks (as defined in the Lease) and (ii) in complying with the Landlord's obligations (as lessee under the Lease) pursuant to Clauses 4(19)(a) and (b) of the Lease and

     (b) the whole of all amounts expended from time to time by the Landlord in insuring against the loss of four years rent from the Demised Premises such rents thirdly reserved to be payable on demand

     FOURTHLY by way of additional rent any Value Added Tax which is or may become payable on the rents firstly secondly and thirdly hereby reserved and to be paid in accordance with the provisions of Clause 3(1)(b) hereof



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     The rent first reserved to be paid by equal quarterly payments in advance on 25th March 24th June 29th September and 25th December in each year clear of all deductions the first payment to be in respect of the period from the 21st day of April 1995 to the 23rd day of June 1995 and to be made on the 21st day of April 1995 All such rents hereinbefore reserved to be paid without any deductions whatsoever (other than such as may for the time being be required by law to be made)

3. The Tenant hereby covenants with the Landlord to the intent that the obligations may continue throughout the Term as follows:

     (1)(a) to pay the said rents first secondly thirdly and fourthly reserved at times and in the manner provided above without any deduction except as aforesaid and whether or not demanded by the Landlord

        (b) All rents (except the rent fourthly hereby reserved) or other sums payable by the Tenant to the Landlord under the terms of this Deed are exclusive of Value Added Tax and the Tenant shall on the relevant date upon which payments of the rents or other sums in question are due hereunder pay in addition:

               (i) in the case of rents (except as aforesaid) all Value Added Tax lawfully payable in respect thereof


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               (ii) in the cases of other sums all Value Added Tax payable in respect thereof save to the extent that the Landlord is able to recover the same as an input

        (c) If the Tenant shall fail to pay to the Landlord any money payable by the Tenant to the Landlord pursuant to any of the Tenant's covenants contained in this deed (including the covenant to pay the rents hereby reserved) within 14 days after the dates when the same become due or if the Landlord shall refuse to accept the tender of such rents or any part of them because of a significant breach of covenant by the Tenant to pay interest on such money at a rate of four per centum per annum above the base rate from time to time of National Westminster Bank plc as well after as before any judgement calculated and accruing on a daily basis from the date such money becomes due up to and including the date of actual payment thereof

     (2)(a) With effect from the 24th June 1995 to pay all existing and future rates assessments charges and outgoings of every kind (whether or not recurring and whether of an existing or novel nature) payable by law in respect of the Demised Premises or any part of it by the owner lessor lessee or occupier of it



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        (b)    With effect from the 24th June 1995 and in the event that the
               Demised Premises shall not be separately assessed to pay a fair proportion (to be conclusively determined by the surveyor for the time being of the Landlord) of all existing and future rates assessments charges and outgoings of the same kind as those mentioned in paragraph (a) above payable by law in respect of the Building

     (3) To Pay to the relevant suppliers all charges for gas electricity and water (including meter rents and standing charges) consumed in the Demised Premises

     (4) In relation to the Demised Premises and where appropriate the Common Parts to abide by and to observe and perform the provisions of sub-clauses 4(2)(b) and (c) (6) (7) (8) (9) (10) (11) (12) (13) (15)
          (16) (17) (18) (20) (21) (22) (23) (24) (29) (30) (31) (32) (33) (34)
          (35) (36) (37) (38) (but excluding from 4(38) the references to the "said lift lift gears lift housing plant room") (39) (41) and (42) of the Lease in the same manner as if such sub-clauses were set out in extenso in this Underlease

     (5) From time to time and at all times well and substantially to repair and clean the Demised Premises and to keep the Demised Premises together with all improvements and additions to the Demised Premises



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          and all Landlord's fixtures fittings and appurtenances of whatever nature affixed or fastened to the Demised Premises in good and substantial repair and condition (damage by Insured Risks excepted unless and to the extent that the Policies of Insurance in respect of Insured Risks effected by the Superior Landlord are vitiated or the policy monies are withheld by reason of any act or omission of the Tenant or its employees or agents)

     (6) In the year 1994 and in the last year of the term (howsoever determined) to paint in a proper and workmanlike manner all the inside parts of the Demised premises heretofore painted with at least two good coats of paint of good quality and also with every such internal painting to wash down stop whiten grain varnish or paper and otherwise decorate in a proper and workmanlike manner all such internal parts of the Demised Premises that have been or ought properly to be so treated

     (7)  Not at any time during the Term to assign the whole of the Demised

          Premises without the Landlord's written Licence first had and obtained which shall not be unreasonably withheld PROVIDED THAT every such Licence shall be by Deed to be prepared by the Landlord but at the expense of the Tenant to which the intended assignee shall be a party in order to covenant (and if a firm then jointly and severally by all its partners) directly with the Landlord to pay the rents hereby



                                       10
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          reserved in advance to pay interest on the said rents being in arrears in accordance with the terms of this Lease and to perform and observe the covenants and conditions on the part of the Tenant herein contained (including this present covenant) in the same manner as if such covenants and conditions were therein repeated in extenso and if such intended assignee shall be a body corporate then upon the Landlord's demand in that behalf to provide such reasonable security in the form of either a rental deposit or a parent company or other corporate guarantee or such other form of guarantee as the Landlord may reasonably require and on the basis that such surety covenants with the Landlord in the form mutatis mutandis set out in the Third Schedule to the Lease

     (8) Not at any time during the Term to sublet or share or licence the occupation of the whole or any part of the Demised Premises and not to assign or otherwise part with possession of part only of the Demised Premises PROVIDED that nothing contained in this Clause shall prevent the Tenant from sharing occupation of the whole or any part or parts of the Demised Premises with a company which is for the time being a member of the same group of companies as the Tenant within the meaning of Section 42 of the Landlord and Tenant Act 1954 in the form of that section as it exists at the date of this lease and for the purposee of interpreting that section "subsidiary" shall have the meaning assigned to it under Section 736 of the



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          Companies Act 1985 as originally enacted PROVIDED FURTHER that no tenancy shall be created by any such sharing of occupation

4. The Landlord hereby covenants with the Tenant (subject to the payment by the Tenant of the rents hereby reserved) and PROVIDED THAT the Tenant has complied with all the covenants and obligations on the part of the Tenant to be performed and observed (as follows):-

     (i) to pay the rents reserved by the Lease and to perform so far as the Tenant is not liable for such performance under the terms of this Underlease the covenants and conditions on the part of the Lessee contained in the Lease and to indemnify and to keep indemnified the

          Tenant so far as aforesaid against all actions claims proceedings costs expenses and demands in any way relatingt to the Lease

     (ii) on the request and at the expense of the Tenant to take all reasonable steps to enforce the covenants on the part of the Superior Landlord contained in the Lease

     (iii)to ensure that the Demised Premises are cleaned daily to a reasonable standard

     (iv) that the Tenant paying the rents hereby reserved and observing and performing the several covenants and stipulations herein on the part



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          of the Tenant contained shall peaceably hold and enjoy the Demised
          Premises throughout the Term and without any interruption by the Landlord or any person rightfully claiming under or in trust for the Landlord

     (v) to provide the services of a receptionist during normal business hours whose duties shall include: answering telephone calls between 8:00 a.m. and 8:00 p.m. on working days; showing visitors to the Tenant's premises

5. PROVIDED ALWAYS and it is hereby agreed that if and whenever the rents or any of them or any part of any of them reserved or made payable by the Tenant in this Deed shall be in arrear and unpaid for Fourteen (14) days after they shall have become due (whether legally demanded or not) or if the Tenant shall at any time fail or neglect to perform or observe any of the covenants conditions or agreements in this Deed and on the part of the Tenant to be performed or observed or if (the Tenant being a company) any application to the Court is made pursuant to Section 9 of the Insolvency Act 1986 or the Tenant shall enter into liquidation (other than a voluntary liquidation for the purpose of reconstruction or amalgamation of a solvent company where the reconstructed or amalgamated company assumes the obligations of the liquidated company hereunder) or shall have a provisional liquidator or a receiver or administrative receiver appointed or be the subject of a petition for an administrative order or otherwise cease to exist or if (the



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     Tenant being an individual) any application to the Court is made pursuant to either or both of Sections 253 or 267 of the said Insolvency Act or there shall be presented to the Court a petition for bankruptcy order against the Tenant or the Tenant shall have a receiving order made against him or if (whether or not the Tenant is a company) there shall be called a meeting with or the Tenant shall enter into any arrangement or composition with his creditors or suffer any distress to be levied on the goods of the Tenant or the Tenant shall otherwise be or become insolvent (and if the expression "the Tenant" shall include more than one company or individual the right of forfeiture herein shall arise if any such event as aforesaid shall occur in relation to any one such company or individual) then and in any such case it shall be lawful for the Landlord or any person or persons duly authorised by the Landlord to re-enter the Demised Premises or any part of them in the name of the whole and thereupon the term shall absolutely determine but without prejudice to any right of action or remedy of the Landlord in respect of any antecedent breach of any of the covenants by the Tenant contained in this Deed



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6.   The provisions of Clause 7 of the Lease shall apply to this Underlease
     (with the exception of sub-clauses 7(1) and 7(9) in the same manner as if such Clause 7 were set out in extenso in this Underlease

7. Having been authorised so to do by an order of the Mayor's and City of London Court made on the 22nd day of September 1994 under the provisions of Sections 38(4) of the Landlord and Tenant Act 1954 as amended by Section 5 of the Law of Property Act 1969 the Landlord and Tenant agree that the provisions of Sections 24 and 28 of the Landlord and Tenant Act 1954 shall be excluded in relation to the tenancy hereby created

8. (1) Each of the parties to this Deed irrevocably agrees for the benefit of each of the other parties that the place of performance of the obligations under or pursuant to this Deed shall be England and that the Courts of England shall have jurisdiction to hear and determine any suit action or proceedings and to settle any disputes which may arise out of or in connection with this Deed and for such purposes irrevocably submits to the jurisdiction of such Courts

     (2) The submission to the jurisdiction of the Courts referred to in sub-clause (1) hereof shall not (and shall not be construed so as to) limit the rights of the Landlord to take proceedings against the Tenant in any other court of competent jurisdiction nor shall the taking of



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          proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not

     (3)  The Tenant irrevocably agrees that

          (a)  any process issued out of the High Court may for the purposes of the Rules of the Supreme Court of England and any notices to be served on it under this Deed may for the purposes of this Deed be served on it in each case by leaving a copy of such process or notice (as the case may be) or posting such a copy by ordinary post addressed to it at the address for service in England and Wales specified in Clause 7(6) hereof or at such other address in England and Wales of which the Landlord shall have received a notice which itself complies in all respects with paragraph (b) below

          (b) any notice of change of address for service to be given by the Tenant shall

               (i)  be given in writing by the Tenant to the Landlord

               (ii) specify the date of this Deed and the parties to it

               (iii) contain the full address of the Property



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               (iv) specify the last applicable address for service under this
                    Deed either as specified in Clause 7(6) hereof or (as the case may be) as last notified pursuant to paragraph (a) above and the date of such notification and

               (v) specify the new address in England and Wales for such service and the date (being not earlier than 14 days after delivery of such notice to the Landlord) from which it shall apply and any purported notice which fails in any respect to comply with the provisions of this paragraph (b) shall not constitute due notice of change of address for service for the purpose of this paragraph (b)

          (c) Any such service of process or notice pursuant to paragraph (a) above shall be deemed to have been completed two days after posting of such process or notice or upon personal delivery

     (4) The Tenant irrevocably consents generally in respect of any legal action or proceeding arising out of or in connection with this Deed to the giving of any relief or the issue of any process in connection with such action or proceeding including (without limitation) the making enforcement or execution against any property whatsoever and



                                       17
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          wheresoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such suit action or proceeding

     (5) To the extent that the Tenant may in any jurisdiction be entitled to claim for itself or its assets immunity from suit execution attachment (whether in aid of execution before judgment or otherwise) or other legal process and to the extent that in any such jurisdiction there may be attributed to it or its assets such immunity (whether or not claimed) the Tenant irrevocably agrees not to claim and irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction

     (6) The Tenant hereby appoints Wright Son & Pepper of 9 Grays Inn Square London WC1R 5JF or the successor in title to such practice as its Agent for the acceptance of service of process in England and Wales and agrees that service of process on the same shall be valid and effectual unless prior to such service the Tenant shall have notified the Landlord in writing of the name and address of another Agent for the acceptance of service of process in England and Wales and to which the provisions of this sub-clause (6) will apply



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          IN WITNESS whereof the Landlord and Tenant have caused this lease to be executed the day and year first above written

                               THE FIRST SCHEDULE

                          Rights granted to the Tenant

1. The free and uninterrupted passage of water soil gas electricity and telephonic communications from and to any part of the Demised Premises through the Conducting Media commonly used for those purposes

2. In common with the Landlord and occupiers of the Building and all others thereto entitled at all times and for all purposes in connection with the business of the Tenant conducted at or from the Demised Premises a right of access to and egress from the Demised Premises by way of the staircase and lift

3. The right of support shelter and protection for the Demised Premises from the other parts of the Building

4. The right to use the male and female lavatories and the right to use the kitchen on the Fourth Floor

5. The right to use the Boardroom situate within the Building for not more than two hours a week




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6.   The right to use the fire escapes in case of emergency in the Building in common with the Landlord

                              THE SECOND SCHEDULE

                                 Service Charge

                                     PART 1

1. In this Schedule the following expressions shall have the following meanings:-

     (a)  "the Tenant's Proportion" shall mean 21.41 per cent;

     PROVIDED that should the Building be altered by way of extension addition or other similar works or incorporation with other premises or in any other substantial manner the Tenant's Proportion may be recalculated by the Landlord's surveyor and in the event of such recalculation shall be such amended proportion as shall be notified in writing to the Tenant by the Landlord's surveyor And such amended proportion shall have effect from the date specified in such notification

     (b) "the Service expenses" shall mean the aggregate of such of the costs expenses fees outgoings and other money specified in Part 2 of this Schedule as are incurred or paid by the Landlord and shall at the Landlord's discretion include a sum or sums of money by way of reasonable provision

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     for anticipated expenditure in respect of the Service Expenses which the
     Landlord may in its discretion allocate to a Service Year and consider fair and reasonable in the circumstances.

     (c) "the Service Year" shall mean the period of Twelve (12) calendar months ending on the 23rd day of June in each year or on such other date as the Landlord may from time to time notify in writing to the Tenant.

2. The Tenant will pay to the Landlord at the times and in the manner set out below the Tenant's Proportion of the Service Expenses:-

     (a) The Landlord will as soon as practicable after the commencement of the term and thereafter on or about the end of each Service Year make and notify in writing to the Tenant an estimate of the Service Expenses to be incurred or paid during the next Service Year.

     (b) The Tenant shall pay the Tenant's Proportion of the estimated service expenses under sub-paragraph (a) by equal instalments in advance on the usual quarter days in each year or proportionately for any period less than a quarter the first payment whereof shall be made in respect of the period from the 24th day of June 1995 to the next succeeding quarter day PROVIDED that (i) such first payment shall be payable within fourteen days of the notification to the Tenant of the amount thereof together with the instalments in respect of any quarterly period which shall have commenced

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     before such notification and (ii) if the estimate of the Service Expenses in respect of any Service Year shall not have been notified to the Tenant as aforesaid before the quarter day immediately preceding the commencement of such Service Year the Tenant shall continue to pay such quarterly instalments at the rate last payable by it until such notification Provided that the Tenant will within 7 days after it has been notified of the estimate of the Service Expenses in respect of that Service Year pay to the Landlord a sum equal to the difference between the aggregate of the quarterly payments already made (at the rate last payable) in respect of that Service Year and the aggregate of the quarterly payments which would have been made in respect of that Service Year had the estimate of the Service expenses in respect of that Service Year been notified to the Tenant before the quarter day immediately preceding that Service Year and
     (iii) if such notification shall have been given before the quarter day immediately preceding the commencement of any Service Year in respect of such Service Year the instalment payable on the said quarter day shall be at the new rate so notified to the Tenant.

     (c) Unless prevented by causes beyond the Landlord's control as soon as possible following the end of each Service Year the Landlord will prepare and deliver to the Tenant a statement of the Service Expenses for that Service Year and the sum payable by the Tenant and will provide the Tenant upon reasonable prior written notice and during normal working hours with facilities to inspect and copy at the Tenant's expense any vouchers

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     supporting such statement and the Tenant will within fourteen days of the delivery of such statement pay to the Landlord any such balance shown by such statement to be due from the Tenant as being in excess of the aggregate amount of the quarterly installments paid by the Tenant in respect of that Service Year (payments made in respect of the quarter commencing on the quarter day immediately preceding any Service Year being apportioned on a daily basis in respect of the periods respectively terminating on and commencing immediately after the end of each Service
     Year) and if such statement shall show that there is a balance due to the Tenant from the Landlord then the Landlord will credit the Tenant with such balance against future liabilities to pay the Service Expenses PROVIDED that the provisions of this sub-paragraph shall continue to apply notwithstanding the determination of the term but only in respect of the period down to such determination the Tenant's Proportion of the Service Expenses for the Service Year during which such determination occurs being apportioned for the said period on a daily basis and it at the end of the Term there shall have been any overpayment of the Tenant's Proportion of the Service Expenses (apportioned as necessary on a daily basis) then that overpayment shall be repaid to the Tenant as soon as the amount shall have been ascertained.

     (d) The certified statement of the Landlord's surveyors as to the amount of the estimated or actual Service Expenses shall be final and binding upon the parties hereto save as to questions of law or in the case of manifest error.

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3. Any omission by the Landlord to include in any statement or estimate of
Service Expenses for any Service Year a sum expended or a liability incurred in that year shall not preclude it from including such sum or the amount of such liability in any subsequent Service Year.

4. The Tenant shall not be entitled to object to any item comprised in the Service Expenses by reason that the materials work or service in question might have been provided or performed at a lower cost or by reason that such item may or does benefit one or more other tenants in the Building more than it benefits the Tenant.

5. The maximum amount payable by the Tenant towards the Service Expenses shall not exceed in respect of any one Service Year the sum of (pound)6,820 plus Value Added Tax thereon

                                     PART 2

The Service Expenses comprise all costs charges commissions premiums fees interest and expenses incurred paid or provided for:-

     1. In connection with or relating to inspecting cleaning draining emptying operating lighting decorating repairing maintaining and when requisite modifying or renewing and rebuilding the structure (including foundations roofs structural and load bearing walls structural columns beams slabs andfloors) and the exterior (including all windows in the common parts) of the



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

     Building and all walls flues gutters drains pipes sewers channels conduits ducts wires cables watercourses fences walls roadways pavements forecourts parking areas floors balconies entrances ways passages areas and any other services easements things or conveniences (not limited in kind to those enumerated above) which or any parts of the Building which shall at any time during the term serve or be capable of being used or enjoyed by the Demised Premises.

     2. In connection with the daily cleaning of all parts of the Building including the Demised Premises.

     3. Without prejudice to the generality off paragraph 1 above:

          (a) In painting washing and cleansing the exterior (including all windows in the Building) of the Building when necessary.

          (b) In providing operating maintaining testing repairing and when requisite modifying or renewing a fire alarm system sprinkler system and in addition fire fighting equipment in those parts of the Building not demised or intended to be demised to a tenant.

          (c) In providing maintaining repairing renewing and replacing furnishings decorations appointments fittings bins receptacles tools appliances apparatus and other equipment and materials which the



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

          Landlord may reasonably consider desirable or necessary for the Building.

          (d) In discharging all payments of the kinds mentioned in Clauses 3(2)(a) and 3(2)(b) of this deed relating to any part of the Building or its appurtenances not demised or intended to be demised to a tenant.

          (e) In discharging the amount which the Landlord shall be required to pay as a contribution towards the expense of making repairing maintaining rebuilding and cleansing all ways roads passageways pavements sewers gutters drains channels pipes wire watercourses sanitary apparatus party walls party structures party fences stairways entrance ways or other conveniences (not limited in kind to those enumerated above) which may belong to or be used for the Building in common with other premises near to or adjoining it.

          (f) In employing or obtaining the services of such persons as the Landlord reasonably considers necessary or desirable for caretaking reception porterage security management and providing and maintaining the services in the Building and all other expenditure incidental thereto including (but without limiting the generality of such provision) the payment of statutory and such other health pension welfare and other payments contributions and premiums as the Landlord may in its absolute discretion deem desirable or necessary and the provision of uniforms working or protective clothing burglar alarms surveillance telecommunications or monitoring apparatus entrance and exit barriers and other materials or equipment for the efficient performance of their duties.

          (g) In providing accommodation (on such terms as the Landlord may determine) for any person referred to in sub-paragraph (f) above.

          (h) In operating cleaning decorating maintaining repairing and when requisite modifying renewing and replacing:

               (i) the lifts hoists and cradles (including all motors and machinery and lift shafts and ancillary equipment and apparatus) toilet accommodation entrances staircases landings windows ways passages and areas inside and outside the Building the use of which is not exclusive to any tenant of the Landlord.

               (ii) any parts of the Building occupied or used by or on behalf of the Landlord its servants agents or contractors where reasonably necessary or desirable in connection with the management or administration of the Building or the provision of services to it.

               (iii) the plant boilers radiators and other installations for the provision of hot water heating ventilation air-conditioning and compressed air to the Building (including those parts referred to in sub-paragraph (h) (ii) above).

          (i) In providing maintaining and renewing and replacing notice boards notices signs and directions at the entrances to and exits from the Building and in such other places as the Landlord may consider expedient.

          (j) In the collection of the rents and other payments due from tenants in the Building and the administration and management of the Building and the performance of the Landlord's obligations in this deed or payable to any solicitors accountants surveyors valuers or architects or other professional advisers whom the Landlord may from time to time employ or commission in connection with such matters including the cost off preparing or causing to be prepared statements or certificates of and auditing the Service Expenses (or where no such persons are employed a reasonable charge by the Landlord for performing such functions in respect of the Building shall be substituted).

          (k) In complying with the provisions of any enactment insofar as such provisions apply to the Building and save where the Tenant or




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

          any other tenant of the Landlord is responsible therefor whether or not pursuant to the terms of this deed.

          (i) Of or incidental to taking all steps deemed desirable or expedient by the Landlord in complying with making representations against or otherwise contesting or dealing with every notice regulation or order of any competent local or other authority in relation to the Building or its appurtenances (except insofar as the Tenant or any other tenant of the Landlord is responsible therefor whether or not pursuant to the terms of this deed).

     4. In the carrying out of all other work or doing of any other act or thing or providing services (in all cases) of any kind whatsoever which the Landlord may from time to time reasonably consider necessary or desirable for the purpose of maintaining the Building or its amenities or for the benefit of the Building or the tenants or occupiers for the time being of it.

EXECUTED as a DEED by                   )
CITY & CORPORATE COUNSEL LIMITED        )
in the presence of:-                    )


                              /s/ Michael Pledge

                              Director



                              /s/ Alan Watson

                              Director/Secretary



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